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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Nos. 33-27814 and 33-50655) and Form S-8 (Nos. 2-87392, 33-23306, 33-35928, 33-53454, and 33-55257) of Union Planters
Corporation of our report dated January 26, 1995 appearing on page 35 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP
Memphis, Tennessee


March 22, 1995